                                                                                                                      Exhibit 99.2

                                           SCHEDULE II-VALUATION AND QUALIFYING ACCOUNTS

                                                   NTELOS Inc. and Subsidiaries
                                       For the Years Ended December 31, 1998, 1999 and 2000

                                                          (in thousands)

                                                                              Additions
                                                                  -------------------------------

                                                        Balance at     Charges to
                                                       Beginning of    Costs and     Charged to                      Balance at
                   Description                            Period        Expenses   Other Accounts    Deductions     End of Period
                   -----------                            ------        --------   --------------    ----------     -------------
DECEMBER 31, 2000
Reserves and allowances deducted from asset accounts:
 Allowances for uncollectible                             $ 1,100       $  3,238     $ 2,455 (1)      $ 1,693 (2)        $ 5,100

DECEMBER 31, 1999
Reserves and allowances deducted from asset accounts:
 Allowances for uncollectible                              $  634        $ 1,310       $  31 (1)        $ 875 (2)        $ 1,100

DECEMBER 31, 1998
Reserves and allowances deducted from asset accounts:
 Allowances for uncollectible                              $  323         $  565       $   6 (1)        $ 260 (2)         $  634
-------------------------
(1) This amount  represents the allowance added as a result of the  transactions described in Note 6 of the  consolidated  financial  statements  included in the
Annual Report of NTELOS Inc. to its Shareholders for the year ended December 31,
2000 and incorporated herein as Exhibit (a)(1).

(2)  Uncollectible accounts written off, net of recoveries.

To the Board of Directors
NTELOS Inc.
Waynesboro, Virginia


         Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The consolidated supplemental Schedule II is presented for purposes of complying with the Securities and Exchange Commission's rules and is not a part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in our audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

/s/ McGladrey & Pullen, LLP

Richmond, Virginia
February 22, 2001